Euro Solar Parks Issues Letter of Intent to Acquire E3 Hus

UPPER SADDLE RIVER, December 12, 2011 – Euro Solar Parks, Inc. (OTC Bulletin Board: ESLP) today announced that it has executed a letter of intent to acquire E3 Hus AB, a Swedish-based manufacturer of prefabricated building modules for environmentally friendly homes and commercial structures. The acquisition will be structured as a stock-for-stock transaction, whereby approximately 13.3 million shares will be issued at a value of Euro 2,000,000, as agreed upon in the letter of intent. The number of shares issued to 3E Hus will be subject to market adjustment at the time of closing.  Upon closing, E3 Hus will become a wholly-owned subsidiary of the Company.

The transaction is subject to a due diligence period and a working capital investment by Euro Solar Parks into E3 Hus at closing of Euro 1,000,000, in order to finance E3 Hus’ continued growth plans. For the year ended December 31, 2010, E3 Hus generated 18.7 million Swedish Kronor in revenue (approximately $2.8 million) and had 12.4 million Swedish Kronor in assets (approximately $1.8 million).

“We are excited to share in the ideals that define E3 Hus, which is economical value, ecological promotion, and energy efficiency,” said Steven Huynh, CEO. “E3 Hus has developed a unique building technology that reduces power consumption for heating and cooling. We intend to add solar power panels to its modules and offer its customers additional ‘green’ energy solutions. The sale of its building modules to other European markets will be critical to its long-term success.”

E3 Hus is also a general contractor in Sweden and has built approximately 40 buildings since 2008, including private homes and schools.

Completion of the acquisition will be subject to the negotiation and execution of a definitive agreement, the successful completion of a private capital raise as a condition to fulfill the required working capital investment, and the receipt of necessary regulatory and shareholder approvals. The transaction is expected to close March 31, 2012. However, there is no assurance that a definitive agreement will be executed and a closing will occur.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involves known and unknown risks and uncertainties based on current expectations, assumptions, estimates and projections about the Company and the industry. Forward-looking statements can be identified by words such as “will,” “may,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “potential,” “continue,” and other similar statements. Statements other than those of historical facts in this announcement are forward-looking statements, including but not limited to, our expectations regarding our operations and our future business development plans. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate, and investors are cautioned that actual results may differ materially from the anticipated results. Forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Further information regarding these and other risks is included in our public filings with the US Securities and Exchange Commission.

ABOUT EURO SOLAR PARKS, INC.

Euro Solar Parks, Inc. is a worldwide operating project developer of commercial solar power plants, with a focus on the European energy market. The Company also provides engineering services for national infrastructure projects in the fields of energy supply and telecommunications. For more information, please visit the Company’s website at http://www.eurosolarparks.com and its filings with the US Securities and Exchange Commission.

SOURCE: Euro Solar Parks, Inc.

RELATED LINKS: http://www.eurosolarparks.com

CONTACT: Euro Solar Parks, Inc., Steven Huynh, Investor Relations, +1 702 997-3090, ir@eurosolarparks.com